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                                                                    Exhibit 99.a


                      RONSON CORPORATION DECLARES A REGULAR
                     QUARTERLY CASH DIVIDEND ON COMMON STOCK


Somerset, N.J., November 18, 2004 - Ronson Corporation (NASDAQ SmallCap RONC). Ronson Corporation (the "Company") today reported that its Board of Directors declared a regular quarterly cash dividend on the Company's common stock of $.01 per common share. The dividend is payable on December 17, 2004 to stockholders of record December 1, 2004.

Ronson Corporation's operations include its wholly owned subsidiaries: 1) Ronson Consumer Products Corporation in Woodbridge, N.J., and Ronson Corporation of Canada Ltd., manufacturers and marketers of Ronson consumer products; and 2) Ronson Aviation, Inc., a fixed base operator at Trenton-Mercer Airport, Trenton, N.J., providing fueling, sales/services of aircraft, charter, avionics and hangar/office leasing.

This press release contains forward-looking statements that anticipate results based on management's plans and expectations that are subject to uncertainty. Forward-looking statements are based on current expectations of future events. The Company cannot ensure that any forward-looking statement will be accurate, although the Company believes that it has been reasonable in its expectations and assumptions. If underlying assumptions prove inaccurate or that unknown risks or uncertainties materialize, actual results could vary materially from our projections. Investors should understand that it is not possible to predict or identify all such factors and should not consider this to be a complete statement of all potential risks and uncertainties. The Company assumes no obligation to update any forward-looking statements as a result of future events or developments.


COMPANY CONTACT
DARYL K. HOLCOMB
(732) 469-8300